CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Diversified Income Trust of our report dated November 19, 2025, relating to the financial statements and financial highlights, which appears in Putnam Diversified Income Trust’s Annual Report on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 22, 2026